UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2022

GEOSPACE TECHNOLOGIES CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Texas	001-13601	76-0447780
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7007 Pinemont, Houston, Texas	77040
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 986-4444

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GEOS	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

On May 6, 2022, Geospace Technologies Corporation and GTC, Inc., its wholly-owned subsidiary, (“the Company”) entered into a Revolving Loan and Security Agreement (“the Agreement”) with Amerisource Funding, Inc, as administrative agent and as a lender, and Woodforest National Bank, as a lender. Available borrowings under the Agreement are determined by a borrowing base with a maximum availability of $10 million.    The borrowing base is determined based upon certain of the Company’s domestic assets which include (i) 70% loan to value of the Company’s property located at 6410 Langfield Road in Houston, Texas (“the Property”), (ii) 50% of forced liquidation value of equipment, (iii) 80% of certain accounts receivable and (iv) 50% of forced liquidation value of certain inventory (inventory borrowing base limited to 100% of borrowing base credit given toward accounts receivable). The Agreement is for a two-year term with all funds borrowed due at the expiration of the term. The interest rate on borrowed funds is the Wall Street prime rate (with a minimum of 3.25%) plus 4.00%. The Company is required to make monthly interest payments on borrowed funds. Borrowings under the Agreement will be principally secured by the Property and the Company’s domestic equipment, inventory and accounts receivables. In addition, certain domestic subsidiaries of the Company have guaranteed the obligations of the Company under the Agreement and such subsidiaries have secured the obligations by pledging certain assets. The Agreement requires the Company to maintain a minimum consolidated tangible net worth of $100 million.

The above description of the Agreement is qualified in its entirety by reference to the complete text of the Revolving Loan and Security Agreement filed as filed as Exhibit 10.1 hereto, which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

Exhibit 10.1	Revolving Loan and Security Agreement dated May 6, 2022 among Geospace Technologies Corporation and GTC, Inc., as borrowers, Amerisource Funding, Inc. and Woodforest National Bank, as lenders, and Amerisource Funding, Inc., as Administrative Agent for the lenders.

Exhibit 104	Cover Page Interactive Data (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOSPACE TECHNOLOGIES CORPORATION
Date: May 10, 2022
	By:	/s/ Robert L. Curda
Robert L. Curda
Vice President, Chief Financial Officer & Secretary